UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	September 21, 2004
(August 31, 2004)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Item  7.01                     Regulation FD Disclosure

The Company is filing in this Form 8-K select Comparative Operating Statistics for the months of August 2004 and 2003 and the eight months ended August 2004 and 2003 to provide investors with key monthly business indicators.  Readers of this Form 8-K should refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's annual and quarterly periodic reporting on Form 10-K and Form 10-Q, respectively, for a discussion of actual results of operations and any significant trends.

PNM Resources, Inc. and Subsidiaries
Comparative Operating Statistics

	Month Ended		Eight Months Ended
	August 31,		August 31,
	2004	2003	2004	2003
Electric Service:

Energy Sales - MWh (in thousands)
Retail	716	740	5,033	4,918
Wholesale
Long Term Sales	257	225	1,963	1,574
Forward Sales	450	333	2,404	2,189
Short Term Sales	532	589	4,259	3,880

Total Wholesale Sales	1,239	1,147	8,626	7,643

Total Energy Sales	1,955	1,887	13,659	12,561

Weather:

Heating and Cooling Days - Albuquerque, NM

The heating degree-day value (HDD) is the accumulation in degrees that the daily mean temperature was below 65 degrees F.  The cooling degree day value (CDD) is the accumulation in degrees that the daily mean temperature was above 65 degrees F.

HDD	0	0	2,302	2,162

CDD	306	430	1,156	1,469

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: September 21, 2004	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)